UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2015

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2015, Chesapeake Energy Corporation (the “Company”) entered into a first amendment (the “Amendment”) to its senior revolving credit agreement, dated December 15, 2014 (as amended, the “Credit Agreement”) by and among: (i) the Company, as borrower; (ii) MUFG Union Bank N.A., as the administrative agent, co-syndication agent, a swingline lender and a letter of credit issuer; (iii) Wells Fargo Bank and National Association, as co-syndication agent, a swingline lender and a letter of credit issuer; and (iv) certain other lenders named therein.

Pursuant to the Amendment, the Company’s obligations under the facility and, effective upon approval by all of the lenders, under certain hedging agreements, will be secured with liens on certain oil and gas properties of the Company and its subsidiaries, in each case until specific conditions are met. The Amendment also amends the Credit Agreement to, while such obligations are so secured, (i) provide the Company the right to incur junior lien indebtedness of up to $2.0 billion; (ii) change the rate of interest on outstanding loans (with changes in rates to be based on the percentage of the borrowing base used, rather than on credit ratings); (iii) suspend the total leverage ratio covenant; and (iv) establish a first lien secured leverage ratio of 3.5:1 through 2017 and 3.0:1 thereafter, and an interest coverage ratio of 1.1:1 through the first quarter of 2017, increasing to 1.25:1 by the end of 2017. The Amendment sets the borrowing base at $4.0 billion, with the next borrowing base redetermination under the Credit Agreement scheduled for April 15, 2016. The total commitments under the Credit Agreement remain at $4.0 billion, subject to reduction in connection with potential issuances of junior lien indebtedness by the Company if issued after April 15, 2016. No adjustments to the total commitment will occur for any junior lien indebtedness issuance that occurs before April 15, 2016, the date of the first borrowing base redetermination.

UFG Union Bank N.A. and Wells Fargo Bank Securities, LLC are joint lead arrangers and joint bookrunners for the Credit Agreement. In addition, certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The above description of the material terms and conditions of the Amendment is a summary only and does not purport to be complete.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:    October 1, 2015